SECURITIES AND EXCHANGE COMMISSION

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POST EFFECTIVE AMENDMENT NO. 1 TO

FORM SB-2

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REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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Rockelle Corp.

(Exact Name of Small Business Issuer in its Charter)

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DELAWARE	(9995)	98-0407800
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

162 Miller Place Road

Miller Place, New York 11764

(631) 244-9841

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

162 Miller Place Road

Miller Place, New York 11764

(631) 244-9841

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

GREGG E. JACLIN, ESQ.

ANSLOW & JACLIN, LLP

195 ROUTE 9, SUITE 204

MANALAPAN, NEW JERSEY 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration fee per share

Common Stock of par value, $.001 per share	1,763,530	$1.00	$1,763,530	$207.57

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $1.00 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MAY 9, 2005

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

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PROSPECTUS

ROCKELLE CORP.

1,763,530 SHARES

COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 1,763,530 shares of our common stock can be sold by selling security holders at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The purchase of the securities offered through this prospectus involves a high degree to risk. You should carefully consider the factors described under the heading “Risk Factors” beginning on Page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date Of This Prospectus Is: September 8, 2005

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ABOUT OUR COMPANY

Rockelle Corp., formerly known as Serie Inc., was incorporated on September 19, 2003 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On May 12, 2004, pursuant to an agreement between Scott Raleigh and Gerard Stephan (“Agreement”), Gerard Stephan purchased all of our issued and outstanding shares of common stock for total consideration of $26,000. We subsequently filed Articles of Amendment with the State of Delaware changing our name to Rockelle Corp. Mr. Stephan is our sole officer and director, as well as our controlling stockholder. Pursuant to the change in control, our business purpose is to acquire and maintain franchises in the quick-service food industry. Until this change in control, our activities had been limited to actions related to our organization and we conducted virtually no business operations.

On January 5, 2005, we signed a lease agreement for two convenience store locations at Lukoil service stations in Riverhead and Ronkonkoma/ Bohemia, Long Island, New York. We currently generate monthly net revenue of $8,000 from gasoline sales from both stations, based on $0.075 per gallon sold. The first of the two convenience stores is currently under construction. The build out costs for both convenience stores is $220,000. Due to the high traffic volume generated from the gasoline station customers, traditional advertising and promotion costs will be minimal.

In March of 2005, we entered into an agreement with Kahala Corp., an international food franchisor whose brands have more than $450 million in system wide annual sales, granting us exclusive area representation for the Boroughs of Brooklyn, Bronx, Queens, Manhattan, Staten Island and Nassau and Suffolk Counties in the State of New York. This agreement is for one of Kahala’s many internationally franchised food concepts --- Taco Time.

We hold the exclusive representation rights to Taco Time for the New York City/ Western Long Island metropolitan area. The first Taco Time will be constructed and operated by us, and will serve as a model for all future franchises. Potential franchisees will be generated via pinpoint marketing, such as open houses and QSR trade shows and other media. To further support our endeavor, Kahala Corporation has provided a seasoned real estate locator to assist franchisees in obtaining strategically selected sites throughout the N.Y. Metropolitan area.

The exclusive rights to Taco Time for the N.Y. Metropolitan area cost $300,000, of which we have already paid $100,000 to Kahala. We intend to sell four Taco Time franchises during the remainder of 2005. Royalty fees of 6% of gross sales will be generated as those stores become operational. By contractual arrangement, each franchised location is also required to spend an additional 4% of their gross revenue for local and regional advertising.

TERMS OF THE OFFERING

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $1.00 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

WHERE YOU CAN FIND US

Our corporate offices are located at 162 Miller Place Road, Miller Place, New York 11764. Our telephone number is (631) 244-9841.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to us and not to the selling stockholders.

WE MAY REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING WILL INHIBIT OUR ABILITY TO EXPAND OR EVEN MAINTAIN OUR BUSINESS OPERATIONS.

We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. The financing we need may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing will inhibit our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy and possibly cease our operations.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US AND THEREFORE WE MAY NOT SURVIVE IF WE MEET SOME OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A START UP COMPANY.

We were incorporated in September 2003 as a blank check company and on May 12, 2004 we underwent a change in control and subsequently changed our business plan. To date, we have not undertaken any significant operations. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. You must consider our prospects in light of the risks and uncertainties encountered by start up companies. To date, we have completed only part of our business plan. As a start-up company, we can provide no assurances that we will be able to make the necessary steps to achieve profitability in the future, such as expanding our customer base.

We are subject to all the substantial risks inherent in the commencement of a new business enterprise with new management. We can provide no assurance that we will be able to successfully generate revenues, operate profitably, or make any distributions to the holders of our securities. We have a limited business history for you to analyze or to aid you in making an informed judgment as to the merits of an investment in our securities. Any investment in our common stock should be considered a high risk investment because you will be placing funds at risk in an unseasoned start-up company with unforeseen costs, expenses, competition and other problems to which start-up ventures are often subject.

As we have such a limited history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents.

IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUES FROM OUR OPERATIONS, WE MAY BE UNABLE TO EXPAND OUR SERVICES AND MAY BE FORCED TO CEASE OPERATIONS.

If we are unable to generate significant revenues from our operations, we could be forced to delay, scale back or eliminate certain services and product development programs. We intend to acquire and maintain franchises in the quick-service food industry. Ultimately the expansion of our franchises and featured destinations may allow us to become profitable. However, if we fail to generate significant revenues in the future, then we will not able to expand our product line as we anticipate. This failure to expand may hurt our ability to raise additional capital which could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

We depend on the services of our sole officer and director and our success depends on the continued efforts of such individual to manage our business operations. At the present time, Mr. Stephan devotes approximately 40 hours per week to the business affairs of the company. The loss of the services of the President could have a negative effect on our business, financial condition and results of operations. In addition, our success in expanding our business operations is largely dependent on our ability to hire highly qualified personnel. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by competitors or other businesses in the industry.

GERARD STEPHAN CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

Gerard Stephan beneficially owns approximately 71% of our common stock. Accordingly, for as long as Mr. Stephan continues to own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

OUR SOLE OFFICER HAS A CONFLICT OF INTEREST IN THAT HE IS AN OFFICER AND DIRECTOR OF OTHER COMPANIES WHICH WILL PREVENT HIM FROM DEVOTING FULL-TIME TO OUR OPERATIONS WHICH MAY AFFECT OUR OPERATIONS.

Our sole officer, Gerard Stephan has a conflict of interest in that he is the President of Krysta Construction, a commercial ceramic tile installation company; Krysta Group, a manufacturing business; and Krysta Food, which operates Quizno’s franchises. It is possible that there may be a conflict of interest in providing the same management services to all of these companies. It is possible that although Mr. Stephan plans on devoting at least 40 hours a week to our business, the time he must spend on his duties to the other companies may delay our operations and may reduce our financial results because of the slow down in operations.

YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT SINCE THERE IS NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP FOR OUR COMMON STOCK OR THAT OUR COMMON STOCK WILL EVER BE APPROVED FOR TRADING ON A RECOGNIZED EXCHANGE.

There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we intend to seek a market maker to apply for a quotation on the OTC BB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the OTC BB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand out business operations.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $1.00 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon our actual value. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

FUTURE SALES BY OUR STOCKHOLDERS MAY NEGATIVELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 20,513,530 shares of common stock outstanding as of May 9, 2005, 1,713,530 shares are, or will be, freely tradable without restriction upon the  Effective date of this registration statement, unless held by our “affiliates”. The remaining 18,800,000 shares of common stock, which will be held by existing stockholders, including the officers and directors, are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

WE ARE IN AN INTENSELY COMPETITIVE INDUSTRY AND ANY FAILURE TO TIMELY IMPLEMENT OUR BUSINESS PLAN COULD DIMINISH OR SUSPEND OUR DEVELOPMENT AND POSSIBLY CEASE OUR OPERATIONS.

The food service industry is highly competitive, and has few barriers to entry. We can provide no assurance that additional competitors will not enter into the industry. There are other companies that currently offer similar services that have established user bases that are significantly larger than ours, and that have access to greater capital. If we are unable to efficiently and effectively institute our business plan as a result of intense competition or a saturated market, we may not be able to continue the development and enhancement of our web site and become profitable.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

o	Make a suitability determination prior to selling a penny stock to the purchaser;
o	Receive the purchaser’s written consent to the transaction; and
o	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

OUR STOCK PRICE MAY DECREASE DUE TO OUR MARKET CAP BASED ON THE FUTURE ISSUANCES OF ADDITIONAL SHARES OF COMMON OR PREFERRED STOCK.

Our Articles of Incorporation authorize the issuance of two hundred million shares of common stock. As of May 9, 2005, we had 19,563,530 shares of common stock issued and outstanding. As such, our Board of Directors has the power, without shareholder approval, to issue up to 179,486,470 shares of common stock. The issuance of such shares will dilute the shares held by the current shareholders. In addition, our articles of incorporation also provide that we are authorized to issue up to 10,000,000 shares of blank check preferred stock with a par value of $.001 per share. “Blank Check” means that the rights and preferences of the preferred shares have not been determined. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding.

However, our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock and with such relative rights, privileges, preferences and restrictions that the Board may determine. Any issuance of preferred stock will dilute the voting power or other rights of the holders of common stock. If preferred shares are issued it may impact our decision to issue dividends since this may increase the number of dividends that we would be issuing. In addition, it is possible that the Board of Directors may determine that the preferred shares will have rights and preferences, including dividend rights, over the common stockholders.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in a private placement memorandum pursuant to Regulation D Rule 506 of the Securities Act of 1933 which was completed in April 2005.

The offering price of the shares of our common stock has been determined arbitrarily by us and will not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on the Over The Counter Bulletin Board (OTCBB), we attempt to locate a market maker and to file to obtain a listing on the (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. Although there are no requirements for listing on the OTCBB, there is no assurances that our common stock will be approved to trade on the OTCBB. We have had discussions with one market maker regarding the filing of our application for trading on the OTCBB. However, there is no assurance that our common stock, even if it becomes listed on the OTCBB, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

Except for the 1,000,000 shares to be issued to Surety Financial Group, The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be limited dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,763,530 shares of our common stock held by 47 shareholders. Such shareholders include the holders of the shares sold in our Regulation D Rule 506 offering which was completed in April 2005. Such shareholders also include Gerard Stephan who received his shares pursuant to a Stock Purchase Agreement and as compensation for services; and Surety Financial Asset Group and 67 South Washington Avenue Realty, LLC who received shares for services. Such shareholders also include Anslow & Jaclin, LLP who received compensation for legal services. The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of May 9, 2005 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Stock owned prior to offering	Shares of Common stock to be sold	Shares of common stock owned after Offering	Percent of common owned after offering

GERARD A. STEPHAN	14,050,000	50,000	14,000,000	74.47%
CARMELLA F. STEPHAN	2,000,000	50,000	1,950,000	10.37%
KRYSTA M. KUNZE	1,000,000	50,000	950,000	5.05%
JEANINE N. STEPHAN	1,000,000	50,000	950,000	5.05%
GERARD A. STEPHAN JR.	1,000,000	50,000	950,000	5.05%
ERIC KUNZE	50,000	50,000	0	0%
ROCKELLE A. RIVERA	50,000	50,000	0	0%
JANELLE R. CANDELARIO	50,000	50,000	0	0%
MICHAEL A. STEPHAN	21,000	21,000	0	0%
KIMBERLY A. STEPHAN	105	105	0	0%
JOESEPH COLE	21,000	21,000	0	0%
MICHAEL J. DEMARTINO	10,500	10,500	0	0%
EVELYN A. DEMARTINO	10,500	10,500	0	0%
SAM F. ACRI	10,500	10,500	0	0%
FLORAL LLP (1)	52,500	52,500	0	0%
ANTHONY STEPHAN	525	525	0	0%
ELIZABETH STEPHAN	525	525	0	0%
WALTER HENRY	1,050	1,050	0	0%
WILLIAM FLYNN	10,500	10,500	0	0%
JOSEPH VENDERBURG	2,100	2,100	0	0%
MICHAEL O’BRIEN	21,000	21,000	0	0%
EMANUEL SAMMARTINO	13,125	13,125	0	0%
DENISE SAMMARTINO	13,125	13,125	0	0%
EMANUEL V. SAMMARTINO	5,250	5,250	0	0%
DOMINICK J. DEMASI	15,750	15,750	0	0%
LEE SAMMARTINO	10,500	10,500	0	0%
ANTHONY CICIO	10,500	10,500	0	0%
MICHAEL DE GAETANO	2,625	2,625	0	0%
JOSEPH CALANO	5,250	5,250	0	0%
AMY VERSCHURE	1,050	1,050	0	0%
JAMES CELANO	5,250	5,250	0	0%
NELSON VITALE	1,575	1,575	0	0%
MICHELE VITALE	1,575	1,575	0	0%
DR. DONALD CHIAPETTA	2,625	2,625	0	0%
MANDY CHIAPETTA	2,625	2,625	0	0%
RICHARD DEMASI	2,100	2,100	0	0%
Y. KAY YANCEY	1,050	1,050	0	0%
CHRISTINA DUCKER	10,500	10,500	0	0%
CLAIRE PISCITELLI	10,500	10,500	0	0%
ANTHONY CAVAGNARO	5,250	5,250	0	0%
JANET & THOMAS MANGIARACINA	2,625	2,625	0	0%
RICHARD & SHARON HOPKINS	2,625	2,625	0	0%
ROCKY RIVERA	5,250	5,250	0	0%
ROBERT J. DELEO JR	5,250	5,250	0	0%

67 SOUTH WASHINGTON AVE REALTY LLC (2)	10,500	10,500	0	0%
JUDITH W. CELAURO	5,250	5,250	0	0%
SURETY FINANCIAL ASSET GROUP (3)	1,000,000	1,000,000	0	0%
ANSLOW & JACLIN, LLP (4)	50,000	50,000	0	0%

(1)	Vinnie Matassa is the principal of Floral LLP and controls all of Floral LLP’s 52,500 shares.
(2)	Claire Piscitelli is the principal of 67 South Washington Ave. Realty LLC and controls all of 67 South Washington Ave. Realty LLC’s 10,500 shares.
(3)

The 1,000,000 shares are being registered for Surety Financial Asset Group pursuant to a consulting agreement. Surety Financial Asset Group shall receive 300,000 shares upon the effectiveness of this registration statement, and 100,000 shares every other month thereafter. Such shares are subject to a Lock-up Agreement, pursuant to which Surety Financial Asset Group may only sell up to 100,000 shares of our stock each month. Barry Feldman is the principal of Surety Financial Asset Group and controls all of Surety Financial Asset Group’s shares.

(4)	Anslow & Jaclin, LLP received 50,000 shares for legal services performed. Richard Anslow is the principal of Anslow & Jaclin, LLP and controls all of Anslow & Jaclin, LLP’s shares.

To our knowledge, except as noted below, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

The following shareholders were given shares as a gift from Gerard Stephan, our sole officer and director, and are related to Mr. Stephan as noted below:

Carmella F. Stephan	Wife
Krysta M. Kunze	Daughter
Jeanine N. Stephan	Daughter
Gerard A. Stephan, Jr.	Son
Eric Kunze	Son-in-Law
Rockelle A. Rivera	Granddaughter
Janelle R. Candelario	Granddaughter

The following shareholders, who purchased shares in our private placement offering, are related to Gerard Stephan, our sole officer and director, as noted below:

Michael A. Stephan	Brother
Kimberly A. Stephan	Niece
Anthony Stephan	Father
Elizabeth Stephan	Mother
Emanuel Sammartino	Brother-in-Law
Denise Sammartino	Sister
Emanuel V. Sammartino	Nephew

 None of the selling shareholders is a broker dealer or an affiliate of a broker-dealer.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holder must be made at the fixed price of $1.00 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading,
o	purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
o	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our shareholders or we will engage an underwriter in the selling or distribution of our shares.

Notwithstanding anything set forth herein, no NASD member will charge commissions that exceed 8% of the total proceeds of the offering.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $5,000.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened legal actions against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of May 9, 2005 are as follows:

NAME	AGE	POSITION
Gerard A. Stephan	50	President, CEO, Chairman of Board of Directors

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years. Below is a brief biography of Mr. Stephan:

GERARD A. STEPHAN is our sole officer and director. He has extensive experience in the development, marketing, and operation of a variety of businesses in the construction, manufacturing, and quick service restaurant industries, and owns five patents. Mr. Stephan has been the President of Krysta Construction of Long Island, Inc., a commercial ceramic tile installation company, since 1992, and is responsible for the day to day operations of the company. Mr. Stephan is also the President of Krysta Group, a manufacturing company, since 1997, and Krysta Food, a company that owns and operates a Quiznos, since 2002. Through his extensive experience as an officer of various companies, he has put together a team of investors, construction contractors, real estate brokers, and operators to gain leverage in the market.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of May 9, 2005 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Gerard Stephan	14,050,000	71.82%

Common Stock	Carmella F. Stephan (1)	2,000,000	10.22%

Common Stock	Krysta M. Kunze (2)	1,000,000	5.11%

Common Stock	Jeanine N. Stephan (3)	1,000,000	5.11%

Common Stock	Gerard A. Stephan, Jr. (4)	1,000,000	5.11%

Officers and Directors As a Group (5)		14,050,000	71.82%

(1)	Carmella F. Stephan, the wife of Gerard Stephan our sole officer and director, was given 2,000,000 shares of our common stock as a gift from Mr. Stephan.
(2)	Krysta Kunze, the daughter of Gerard Stephan our sole officer and director, was given the 1,000,000 shares of our common stock as a gift from Mr. Stephan.
(3)	Jeanine Stephan, the daughter of Gerard Stephan our sole officer and director, was given the 1,000,000 shares of our common stock as a gift from Mr. Stephan.
(4)	Gerard A. Stephan, Jr., the son of Gerard Stephan our sole officer and director, was given the 1,000,000 shares of our common stock as a gift from Mr. Stephan.
(5)	The percent of class is based on 19,563,530 shares of common stock issued and outstanding as of May 9, 2005.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 200,000,000 shares of common stock at a par value of $ 0.001 per share and 10,000,000 shares of preferred stock at a par value of $ 0.001 per share.

Common and Preferred Stock

As of May 9, 2005, 19,563,530 shares of common stock are issued and outstanding and held by 47 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

The Company has also authorized 10,000,000 shares of preferred stock at a par value of $0.001, none of which have been issued.

Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock. Anslow & Jaclin, LLP received 50,000 shares of our common stock as compensation for legal services. Anslow & Jaclin, LLP has been our legal counsel since inception.

The financial statements included in this prospectus and the registration statement have been audited by Gately & Associates, LLC certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the New Jersey Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in the State of Delaware under the name Serie Inc. on September 19, 2003. On May 12, 2004, pursuant to an agreement between us, Scott Raleigh and Gerard Stephan (“Agreement”), Gerard Stephan purchased all of our issued and outstanding shares of common stock for total consideration of $26,000. We subsequently filed Articles of Amendment with the State of Delaware changing our name to Rockelle Corp. Mr. Stephan is our sole officer and director, as well as our controlling stockholder. Pursuant to the change in control, our business purpose is to acquire and maintain franchises in the quick-service food industry. Until this change in control, our activities had been limited to actions related to our organization and we conducted virtually no business operations.

DESCRIPTION OF BUSINESS

We are a builder, owner, operator, franchiser and leaser of various types of quick service food establishments. In addition, we currently have two contracts to build and operate mini-mart type convenience stores that are located at Lukoil gasoline/service stations.

We expect limited revenues until we raise additional funds, and therefore, we will continue to operate on a reduced budget until such time. We currently generate revenues from gasoline sales at the Lukoil locations where we are building our convenience stores. The amount of additional funds secured will dictate the timing and progress of our business development.

TACO TIME

Rockelle Corporation has signed an agreement, dated March 2005, with Kahala Corporation, for exclusive rights to Taco Time, in the greater New York City/Western Long Island metropolitan area. This agreement is in perpetuity as long as Rockelle is not in default of the monetary or developmental requirements. According to our agreement with Kahala Corporation, we must open a minimum of two stores per year for each of the first ten years. The total Area Representative Fee required is $300,000; $100,000 of this fee was paid by Rockelle at the time the agreement was signed. The remaining balance is to be paid in equal installments of $50,000 per year from years two through five, plus accrued interest of 12%. Once the $200,000 obligation to Kahala is met, we will then retain the next $300,000 in franchise fees. All future franchise fees are divided as follows: Kahala receiving 67% and Rockelle receiving the remaining 33%. Royalty revenues from all stores shall be 6% of gross revenues and distributed 4% to Kahala and 2% to Rockelle. Each store will also be required to contribute 4% of gross sales for regional and local advertising.

CONVENIENCE STORE

RIVERHEAD

On January 5, 2005, we signed an agreement with 1733 Old Country Road, LLC,(“Old Country”), for exclusive rights to operate a convenience store located at the Lukoil service station in Riverhead, Long Island, NY. This agreement is for a ten year period, beginning January 1, 2005 through December 31, 2014. The lease for this facility calls for $114,000 annually, in installments of $9,500per month. A concession of $4,500 for each of the first two months was granted for interior improvements. Additionally, there is a 3% per year increase on the lease amount as well as a “triple net” arrangement.

From the gasoline pumped at the Riverhead location, Rockelle will receive $0.075cents per gallon in the first year, with increases of 1/2 % per gallon per year for each of the ten-year period. This amount increases to $0.076125 cents per gallon in the 2nd year, $0.077267 cents per gallon in the 3rd year and so on. This annual increase in gasoline revenue will offset the increased monthly lease costs.

The agreement calls for us to be opened for a minimum of 7 days per week, 16hours per day, 365 days per year. These hours of operation will provide heavy traffic flow to our gas pumps and convenience stores. Vendor agreements are already in place with regional distributors such as Harold Levinson Associates,www.HLADIST.com, as well as national suppliers such as Coca-Cola and Pepsi. These agreements provide a continuous supply of product inventory for the convenience stores. As a result of Mr. Stephan’s previous franchise food experience the initial product orders will be on mostly favorable 30-60-90 day payment terms.

RONKONKOMA/ BOHEMIA

We have also entered into an agreement with 3821 Veterans Highway, LLC(“Veterans Highway”), for the exclusive rights of our second convenience store at the Lukoil service station located in Ronkonkoma/ Bohemia, Long Island, New York. This agreement is also for a ten-year period beginning January 1, 2005 and ends on December 31, 2014. The lease for this location is $90,000 annually, in monthly installments of $7,500. A concession of $3,750 for each of the first two months was granted for interior improvements. Additionally, there is a 3% per year increase on the lease amount as well as a “triple net” arrangement.

From the gasoline pumped at the Ronkonkoma/ Bohemia location, Rockelle will receive $0.075 cents per gallon in the first year, with increases of 1/2 % per gallon per year for each of the ten-year period. This amount increases to$0.076125 cents per gallon in the 2nd year, $0.077267 cents per gallon in the3rd year and so on. This annual increase in gasoline revenue will offset the increased monthly lease costs.

The agreement calls for us to be opened for a minimum of 7 days per week, 16hours per day, 365 days per year. These hours of operation will provide heavy traffic flow to our gas pumps and convenience stores. Vendor agreements are already in place with regional distributors such as Harold Levinson Associates, www.HLADIST.com, as well as national suppliers such as Coca-Cola and Pepsi .These agreements provide a continuous supply of product inventory for the convenience stores. As a result of Mr. Stephan’s previous franchise food experience most of the initial product orders will be on favorable 30-60-90 day payment terms.

COMPETITION

LUKOIL/CONVENIENCE STORES

Our competition comes mainly from other convenience/mini-mart type stores located on other gasoline station properties. Within a few mile radius of our first location, in Riverhead, Long Island, there is only one other similar combined facility. Our competitive advantages are as follows:

•	Strategically located off the Long Island Expressway, Route 495,
•	Proximity to Long Island Expressway provides continuous high volume traffic,
•	Our large parking lot can also accommodate tractor trailers seeking diesel fuel, whereas our competition can not, due to their parking lot size constraints,
•	Proximity to Riverhead Raceway will draw additional traffic, and
•	A major hotel is currently under construction within walking distance.

TACO TIME

Our competitors for our Taco Time franchises include Taco Bell, Baja Fresh, Chipotle and Qdoba restaurants. Although there is greater competition in this arena, the NY metropolitan area’s population more than supports this number of competitors. Further support comes from the large Hispanic population in Long Island, which increased by 70% from 1990 to 2000, and continues to grow by more than 12% per year. Our competitive advantages are:

•	Taco Time is a 40-year-old established franchise, predominately located in the North Western United States today,
•	Taco Time is amongst the top 20 fastest growing franchise chains with fewer than 300 units,
•	Kahala projects franchise growth to exceed 13% per year, which will enhance our ability to sell franchises regionally,
•	All menu items are prepared fresh daily,
•	Only the freshest ingredients are used in the preparation of their foods,
•	Only boneless, skinless white meat chicken and quality low-fat ground beef are used -- always fresh, never frozen.
•	Our enhanced product line offers a wider array of menu choices, including vegetarian and health conscious food items,
•	All employees are required to pass both personality and franchise food testing.

MANAGEMENT DISCUSSION AND ANALYSIS

Plan of Operations

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time period specified:

Management strategies include the opening of a “model” Taco Time, offering franchises for sale, providing construction and build out services, furnishing marketing and advertising support. This location will be used as a showcase for future franchisee purchasers. We estimate the cost to open the model store to be approximately $260,000 and we expect to generate revenue in excess of $550,000. An additional $25,000 will be needed for initial food inventory and miscellaneous expenses. When fully operational this location will require a staff of 11 employees.

The Lukoil convenience store, currently under construction in Riverhead, Long Island, is expected to open by the end of the second quarter of 2005. We anticipate that the convenience store will produce $570,000 of revenue in the first year of operations. Gasoline sales are expected to generate an additional$85,000 of annual net revenue as well. The build out cost is $100,000. Equipment costs are also expected to be $100,000. Only $15,000 will be required for inventory and other miscellaneous expenses. When fully operational this location will require a staff of 6 employees.

The Lukoil convenience store in Ronkonkoma/ Bohemia, Long Island, is expected to open by mid to late 2005. Forecasted revenue for the first year’s operations is $570,000. We expect to generate an additional $85,000 of net revenue annually from gasoline sales. The Riverhead location’s start up cost will be an additional $20,000 over the $215,000 estimated cost of the Ronkonkoma/ Bohemia location, due to the additional square footage. This store will also require a staff of 6 employees.

OPERATIONAL, GENERAL & ADMINISTRATIVE EXPENSES

We anticipate that our operational, general and administrative expenses for the next 12 months will total $2,140,000. The breakdown is as follows:

Opening Model Locations *	$765,000
Food & Product Inventory	$508,000
Legal & Accounting	$50,000
Marketing & Advertising	$22,000
Website Development	$7,500
General & Administrative	$787,500
Insurance	$15,000
Laundry & Uniforms	$5,000
R & M	$11,500
Janitorial	$5,500
Misc. Equip	$4,500
Payroll & Related Taxes	$419,000
Utilities	$53,000
Misc. Exp.	$9,000
Rent	$265,000
TOTAL	$2,140,000

* Given that we will only have expenses for opening model locations in year one, operational expenses for year two and beyond will be reduced by $765,000 per year.

OPERATIONAL REVENUE

We anticipate operational revenues for the next 12 months will total $1,850,000. The breakdown is as follows:

Taco Time	$550,000
Riverhead	$650,000
Ronkonkoma/ Bohemia	$650,000
TOTAL	$1,850,000

Completion of our plan of operations is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our goal of profit, revenue and growth.

The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and status of our business plan. In the event we are not successful in reaching our initial revenue targets ,additional funds may be required and we would then not be able to proceed with our business plan for the development and marketing of our core products and services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we could incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our advertising and new products to cover our operating expenses.

DESCRIPTION OF PROPERTY

The Company currently uses the offices of management at 162 Miller Place Road, Miller Place, New York 11764 at no cost to the Company. We lease two LUKOIL gas stations located at 1733 Old Country Road, Riverhead, New York 11901 (“Riverhead Station”) and 3821 Veterans Highway, Ronkonkoma, New York (“Ronkonkoma Station”). We pay $9,500 per month in rent for the Riverhead Station and $7,500 per month in rent for the Ronkonkoma Station.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently use space at 162 Miller Place Road, Miller Place, New York 11764. We lease such space from Gerard Stephan, our President, for no charge on a month to month basis.

In May 2004, we issued 19,100,000 shares to Gerard Stephan as compensation for services rendered as our president.

The following shareholders were given shares as a gift from Gerard Stephan, our sole officer and director, and are related to Mr. Stephan as noted below:

Carmella F. Stephan	Wife	2,000,000 shares
Krysta M. Kunze	Daughter	1,000,000 shares
Jeanine N. Stephan	Daughter	1,000,000 shares
Gerard A. Stephan, Jr.	Son	1,000,000 shares
Eric Kunze	Son-in-Law	50,000 shares
Rockelle A. Rivera	Granddaughter	50,000 shares
Janelle R. Candelario	Granddaughter	50,000 shares

The following shareholders, who purchased shares in our private placement offering, are related to Gerard Stephan, our sole officer and director, as noted below:

Michael A. Stephan	Brother
Kimberly A. Stephan	Niece
Anthony Stephan	Father
Elizabeth Stephan	Mother
Emanuel Sammartino	Brother-in-Law
Denise Sammartino	Sister
Emanuel V. Sammartino	Nephew

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of May 9, 2005, we had 47 registered shareholders.

Rule 144

As of May 9, 2005, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After March 2006, the 10,500 shares held by 67South Washington Ave. Realty LLC for plumbing services, will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After April 2006, the 303,030 shares held by the shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After May 2006, the 50,000 shares held by Anslow & Jaclin, LLP for legal services, will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 195,635 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Stock Option Grants

As of May 9, 2005, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until May 6, 2005.

ANNUAL COMPENSATION					LONG TERM COMPENSATION
NAME	TITLE	YEAR	SALARY	BONUS	OTHER ANNUAL COMPENSATION	RESTRICTED OPTION STOCKS/ PAYOUTS AWARDED	SARS ($)	LTIP COMPENSATION	ALL OTHER COMPENSATION

Gerald Stephan	President Secretary and CEO	2004	$0	0	0	19,100,000	0	0	0

None of our directors have received monetary compensation since our incorporation to the date of this registration statement. We currently do not pay any compensation to our sole director serving on our Board of Directors.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have any employment agreements in place with our sole officer and director.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site athttp://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders. Any annual report sent to a requesting shareholder will contain audited financial statements.

Rockelle Corp. and Subsidiary

Index to Consolidated Financial Statements

June 30, 2005

PAGE

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3-4

Consolidated Statements of Stockholders’ Equity	5

Consolidated Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7

Rockelle Corp. and Subsidiary
(a development stage company)
Consolidated Balance Sheets

ASSETS
	June 30,	December 31,
	2005	2004

CURRENT ASSETS
Cash and cash equivalents	$11,572	$228,643
Accounts receivable	15,000	-
Inventory	6,325	-

Total current assets	32,897	228,643

FIXED ASSETS
Leasehold improvements	122,854	-
Furniture and equipment	33,577	-
	156,431	-
Accumulated depreciation	(7,947)	-

Fixed assets, net	148,484	-

OTHER ASSETS
Deposit on franchise fee	100,000	50,000
Security deposits and other assets	91,000	17,000

Total other assets	191,000	67,000

Total assets	$372,381	$295,643

LIABILITIES AND STOCKHOLDERS’ EQUITY

	June 30,	December 31,
	2005	2004

CURRENT LIABILITIES
Accrued expenses	40,712	6,500
Due to affiliates	91,400	-
Loan from stockholder	52,000	52,000

Total current liabilities	184,112	58,500

Total liabilities	184,112	58,500

STOCKHOLDERS’ EQUITY
Preferred stock - $0.001 par value; 10,000,000 shares authorized;
None issued and outstanding	-	-
Common stock - $0.001 par value; 200,000,000 shares authorized	19,513	19,484
Additional paid-in capital	298,262	270,816
Accumulated deficit	(129,506)	(53,157)

Total stockholders’ equity	188,269	237,143

Total liabilities and stockholders’ equity	$372,381	$295,643

Rockelle Corp. and Subsidiary
(a development stage company)
Consolidated Statements of Operations
For the six months ended June 30, 2005 and 2004 and
from inception (September 19, 2003) through June 30, 2005

				From
				Inception
				Through
				June 30,
	2005		2004	2005

Sales		$57,100	$-	$57,100

Cost of Sales		9,708	-	9,708

Gross profit		47,392	-	47,392

General and administrative expenses		123,741	500	176,898

Net loss		(76,349)	(500)	(129,506)

Accumulated deficit, beginning balance		(53,157)	(1,050)	-

Accumulated deficit, ending balance		(129,506)	(1,550)	(129,506)

Basic and diluted earnings per common share	$	(*)	$(0.01)

		(*) = less than $.01
Weighted average common shares used in computing
basic and diluted earnings per common share		19,501,718	100,000

Rockelle Corp. and Subsidiary
(a development stage company)
Consolidated Statements of Operations
For the three months ended June 30, 2005 and 2004 and

	2005	2004

Sales	$44,782	$-

Cost of Sales	9,708	-

Gross profit	35,074	-

General and administrative expenses	101,160	250

Net loss	$(66,086)	$(250)

Rockelle Corp. and Subsidiary
(a development stage company)
Consolidated Statements of Stockholders’ Equity
from inception (September 19, 2003) through June 30, 2005

			Additional
		Common	Paid-In	Accumulated
	Shares	Stock	Capital	Deficit	Total
Stock issued on acceptance
of incorporation expenses
September 19, 2003	100,000	$100	$-	$-	$100

Net loss	-	-	-	(1,050)	(1,050)

Balance at December 31, 2003	100,000	$100	$-	$(1,050)	$(950)

Stock issued May of 2004 as officer
compensation at a value of $19,100
or $0.001 per share	19,100,000	19,100	-	-	19,100

Stock issued for cash in a private
placement memorandum dated June 1, 2004
for a total of $271,100 or $0.95 per share	284,655	284	270,816	-	271,100

Net loss	-	-	-	(52,107)	(52,107)

Balance at December 31, 2004	19,484,655	$19,484	$270,816	$(53,157)	$237,143

Stock issued for cash in a private
placement memorandum dated June 1, 2004
for a total of $17,500 or $0.95 per share	18,375	18	17,482	-	17,500

Issuance of common stock in exchange
for services rendered at a value of $9,975
at $0.95 per share	10,500	11	9,964	-	9,975

Net loss	-	-	-	(76,349)	(76,349)

Balance at June 30, 2005	19,513,530	$19,513	$298,262	$(129,506)	$188,269

Rockelle Corp. and Subsidiary
(a development stage company)
Consolidated Statements of Cash Flows
For the six months ended June 30, 2005 and 2004 and
from inception (September 19, 2003) through June 30, 2005

			From
			Inception
			Through
			June 30,
	2005	2004	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$(76,349)	$(500)	$(129,506)

Adjustments to reconcile net income to net cash
used in operating activities:
Depreciation	7,947	-	7,947
Changes in assets and liabilities:
Accounts receivable	(15,000)	-	(15,000)
Inventory	(6,325)	-	(6,325)
Security deposits and other assets	(124,000)	-	(191,000)
Accounts payable and accrued expenses	34,212	500	40,712
Due to affiliates	91,400	-	91,400
Total adjustments	(11,766)	500	(72,266)

Net cash used in operating activities	(88,115)	-	(201,772)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(146,456)	-	(146,456)

Net cash used in financing activities	(146,456)	-	(146,456)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	17,500	-	307,800
Loan from stockholder	-	-	52,000
Net cash provided by financing activities	17,500	-	359,800

Net decrease in cash and cash equivalents	(217,071)	-	11,572

Cash and cash equivalents - Beginning of period	228,643	-	-

Cash and cash equivalents - End of period	$11,572	$-	$11,572

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-		$-	$-
Income taxes paid	$-	$		$-

NON-CASH INVESTING ACTIVITY:
Issuance of common stock in exchange for services	$9,975		$-	$9,975

Rockelle Corp. and Subsidiary

Notes to Consolidated Financial Statements

June 30, 2005

NOTE 1 - NATURE OF BUSINESS AND BASIS OF PRESENTATION

Rockelle Corp. (“Rockelle”), formerly known as Serie Inc., was incorporated on September 19, 2003 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. It’s current primary business purpose is to acquire and maintain franchises in the quick-service food industry.

In April 2005, Rockelle organized and capitalized a wholly-owned subsidiary, Rockelle Riverhead Corp. (“Riverhead”) for the purpose of operating two convenience stores. The consolidated financial statements include the accounts of Rockelle and Riverhead (together the “Company”). All material intercompany transactions and balances have been eliminated in consolidation.

The financial statements for the three and six months ended June 30, 2005 and 2004 together with the balance sheet as of June 30, 2005 included herein have not been audited by the Company’s independent public accountants. In the opinion of management, all adjustments necessary to present fairly the financial position at June 30, 2005 and the results of operations and cash flows for the periods presented herein have been made.

The financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such regulations. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

NOTE 2 – RELATED PARTY TRANSACTIONS

The Company contracted with Krysta Construction (“Krysta”), an entity owned and controlled by the Company’s principal stockholder, to perform construction work. Krysta charged the Company $93,500 for the period ending June 30, 2005. In addition, Krysta loaned the Company $27,900 during the period ended June 30, 2005. As of June 30, 2005, the Company owes Krysta $91,400 in connection with these transactions.

ROCKELLE CORP.

(a development stage company)

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors

Rockelle Corp.

We have audited the accompanying balance sheet of Rockelle Corp (a development stage company), as of December 31, 2004, and the related statement of operations, equity and cash flows from inception (September 19, 2003) through December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rockelle Corp., as of December31, and the results of its operations and its cash flows from inception (September 19,2003) through December 31, 2004 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the footnotes to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Gately & Associates, LLC

Altamonte Springs, FL

February 12, 2005

ROCKELLE CORP.

(a development stage company)

BALANCE SHEET

As of December 31, 2004 and 2003

ASSETS

	December 31, 2004	December 31 2003
CURRENT ASSETS

Cash	$228,643	$0

	228,643	0
OTHER ASSETS

Deposit on franchise fee	50,000	0
Security deposit on rental property	17,000	0

TOTAL ASSETS	$295,643	$0

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES

Accrued expenses	$6,500	$950
Loan from stockholder	52,000	0

TOTAL LIABILITIES	58,500	950

STOCKHOLDER’S EQUITY

Preferred Stock - par value $0.001	0	0
10,000,000 shares authorized;
None issued and outstanding

Common Stock - par value $0.001;
200,000,000 shares authorized;
19,484,655 and 100,000 issued and
outstanding, respectively	19,484	100

Additional paid in capital	270,816	0

Accumulated Deficit	(53,157)	1,050)

Total stockholder’s equity	37,143	(950)

TOTAL LIABILITIES AND EQUITY	$295,643	$(0)

The accompanying notes are an integral part of these financial statements.

ROCKELLE CORP.

(a development stage company)

STATEMENT OF OPERATIONS

For the twelve months ended December 31, 2004,

the 104 days ended December 31, 2003 and

from inception (September 19, 2003) through December 31, 2004

	Twelve Months Ended Dec. 31, 2004	104 Days Ended Dec. 31, 2003	From Inception Through Dec. 31, 2004

REVENUE

Sales	$ 0	$ 0	$ 0
Cost of sales	0	0	0

GROSS PROFIT	0	0	0

GENERAL AND ADMINISTRATIVE EXPENSES	52,107	1,050	53,157

NET LOSS	(52,107)	(1,050)	(53,157)

ACCUMULATED DEFICIT, BEGINNING BALANCE	(1,050)	0	0

ACCUMULATED DEFICIT, ENDING BALANCE	$ (53,157)	$ (1,050)	$ 53,157)

NET EARNINGS PER SHARE

Basic
Net loss per share:	$ (*)	$ (.01)
(* = less than $.01)
Weighted Average Number of
Common Shares Outstanding:	11,407,716	100,000

The accompanying notes are an integral part of these financial statements.

ROCKELLE CORP.

STATEMENT OF STOCKHOLDER’S EQUITY

From inception (September 19, 2003) through December 31, 2004

	SHARES	COMMON STOCK	ADDITIONAL PAID IN	ACCUMULATED DEFICIT	TOTAL

Stock issued on acceptance
Of incorporation expenses
September 19, 2003	100,000	$ 100	$ 0	$ 0	$ 100

Net loss	____________	_________	____________	(1,050)	(1,050)

Total at December 31, 2003	100,000	$ 100	$0	(1,050)	$(950)

Stock issued May of 2004
as officer compensation
at a value of $19,100
or $0.001 per share	19,100,000	19,100	0		19,100

Stock issued for cash
In a private placement
Memorandum dated June 1, 2004
For a total of $271,100
or $0.95 per share	284,655	284	270,816		271,100

Net loss	____________	_________	_____________	(52,107)	(52,107)

Total at Dec. 31, 2004	$ 19,484,655	$ 19,484	$ 270,816	$ (53,157)	$ 237,143

The accompanying notes are an integral part of these financial statements.

ROCKELLE CORP.

(a development stage company)

STATEMENT OF CASH FLOWS

For the twelve months ended December 31, 2004,

the 104 days ended December 31, 2003 and

from inception (September 19, 2003) through December 31, 2004

	Twelve Months Ended Dec. 31, 2004	104 Days Ended Dec. 31, 2003	From Inception Through Dec. 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$ (52,107)	$ (1,050)	$ (53,157)

(Increases) Decrease in rent deposits	(17,000)	0	(17,000)
Increases (Decrease) in accrued expenses	5,550	950	6,500

Stock issued as compensation	19,100	100	19,200

NET CASH PROVIDED OR (USED) IN OPERATIONS	(44,457)	0	(44,457)

CASH FLOWS FROM INVESTING ACTIVITIES

Cash paid on franchise deposit	(50,000)	0	(50,000)

CASH FLOWS FROM FINANCING ACTIVITIES

Stock issued for cash	271,100	0	271,100
Loan from stockholder	52,000	0	52,000

	323,100	0	323,100

CASH RECONCILIATION

Net increase (decrease) in cash	228,643	0	228,643
Beginning cash balance	0	0	0

CASH BALANCE AT END OF PERIOD	$ 228,643	$ 0	$ 228,643

The accompanying notes are an integral part of these financial statements.

ROCKELLE CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

1.	Summary of significant accounting policies:

Industry - Rockelle Corp. (the Company), formerly known as Serie Inc., a Company incorporated in the state of Delaware as of September 19, 2003, plans to locate and negotiate with a business entity for the combination of that target company with The Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock- for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that The Company will be successful in locating or negotiating with any target company.

The Company has been formed to provide a method for a foreign or domestic private company to become a reporting (“public”) company whose securities are qualified for trading in the United States secondary market.

Results of Operations and Ongoing Entity - The Company is considered to be an ongoing entity. The Company’s shareholders fund any shortfalls in The Company’s cash flow on a day to day basis during the time period that The Company is in the development stage.

Liquidity and Capital Resources - In addition to the stockholder funding capital shortfalls; The Company anticipates interested investors that intend to fund the Company’s growth once a business is located.

Cash and Cash Equivalents - The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting - The Company’s financial statements are prepared in accordance with generally accepted accounting principles.

Income Taxes - The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, The Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

Fair Value of Financial Instruments - The Company’s financial instruments may include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to The Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Concentrations of Credit Risk - Financial instruments which potentially expose The Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company’s policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time The Company has no deposits that are at risk.

ROCKELLE CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

2.	Related Party Transactions and Going Concern:

The Company’s financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At this time The Company has not identified the business that it wishes to engage in.

The Company’s shareholders fund The Company’s activities while The Company takes steps to locate and negotiate with a business entity for combination; however, there can be no assurance these activities will be successful.

3.	Accounts Receivable and Customer Deposits:

Accounts receivable and Customer deposits do not exist at this time and therefore have no allowances accounted for or disclosures made.

4.	Use of Estimates:

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Management has no reason to make estimates at this time.

5.	Revenue and Cost Recognition:

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

6.	Accrued Expenses:

Accrued expenses consist of accrued legal, accounting and office costs during this stage of the business.

7.	Operating Lease Agreements:

The Company has no agreements at this time.

8.	Stockholder’s Equity:

Preferred Stock includes 10,000,000 shares authorized at a par value of $0.001, of which there are no shares issued and outstanding.

Common Stock includes 200,000,000 shares authorized at a par value of $0.001, of which 21,556,000 shares are issued and outstanding.

On September 19, 2003 100,000 common shares were issued in the amount of $100, or $0.001 per share, for acceptance of the incorporation expenses for the Company.

ROCKELLE CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

8.	Stockholder’s Equity (continued)

During May of 2004, 19,100,000 common shares were issued in the amount of$19,100, or $0.01 per share, for compensation to the Company’s President. On June 1, 2004, the Company issued a Private Placement Memorandum whereby the Company issued 284,655 common shares for a value of $271,100 or $0.95 per share in a capital raise which is considered by the Company to be exempt from registration with the U.S. Securities and Exchange Commission. The original Private Placement Memorandum was initiated at an offering price of $0.10 per share. The Company issued 2,356,000 common shares were issued prior to the Memorandum being amended on November 16, 2004. The amendment called for the issuance per share price to be $1.00 per share. The amendment also called for decreasing those shareholder’s share holding in the Company by 90% except that each shareholder would receive additional stock equal to 5% of their shares received after the adjustment set forth. The effective per share price then translates into $0.95 per share.

9.	Required Cash Flow Disclosure for Interest and Taxes Paid:

The company has paid no amounts for federal income taxes and interest. In 2003 the Company issued 100,000 common shares of stock to its sole shareholder in acceptance of the incorporation expenses for the Company for a value of $100. In2004 the Company issued 19,100,000 common shares of stock as officer compensation for a value of $19,100.

10.	Earnings Per Share

Basic earnings per share (“EPS”) is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB)under Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Shares”. Diluted EPS reflects the potential dilution of securities that could share in the earnings.

11.	Income Tax

The Company had a net operating loss carry-forward of $53,157 which will expire for tax purposes as a tax benefit during the year of 2024. The carry-forward has been fully reserved for in an allowance account and therefore does not appear on the Balance Sheet as an asset. The operating loss carry-forward is made up of operating losses and no timing losses were developed.

12.	Change in Control

The Company had a change in control during May of 2004 whereby the majority shareholder had sold their shares in the Company to another individual.

13.	Rent Agreement:

On December 22, 2004, the Company placed a deposit on the rental of a gas station. An agreement was signed on January 5, 2005 whereby the Company Would pay a rent security deposit of $20,000 and the first and last month rent of $9,500 per month.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Miller Place, State of New York on September 8, 2005.

By:	/s/ Gerald Stephan

Gerald Stephan

President, Chief Executive Officer,

Chief Financial Officer and Director

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Gerald Stephan, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Gerald Stephan President

Gerald Stephan

Chief Executive Officer,

Chief Financial Officer and Director

Dated: September 8, 2005